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                       [LETTERHEAD OF LATHAM & WATKINS]

                                                                     EXHIBIT 5.1


                                                                   June 21, 1996



National Golf Properties, Inc.
1448 15th Street, Suite 200
Santa Monica, California 90404


               Re:  Registration Statement No. 333-        ; Maximum of
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                    2,128,000 shares of Common Stock, par value $.01 per share.
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Ladies and Gentlemen:

          In connection with the registration by National Golf Properties, Inc., a Maryland corporation (the "Company"), of a maximum of 2,128,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on June 21, 1996 (File No. 333-_____) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Maryland, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
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National Golf Properties, Inc.
June 21, 1996
Page 2

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Opinions."

                              Very truly yours,

                              LATHAM & WATKINS